                                                                    Exhibit 10.1

                      Share Purchase and Transfer Agreement
                  Deed No.: A. Prot. 2003, Nr A. Prot. 115/2003

Recorded in Basel,

On this 29th day of September 2003.

Before me, the undersigned Notary Public Etienne Petitpierre, with place of office at Gerbergasse 1, 4001 Basel, Switzerland,

appeared today:

1) Mr. Dietrich F. Kessel, Attorney at law, German citizen, business address: Elberfelder Strasse 4, 40213 Dusseldorf. The First Person Appearing - identifying himself by his valid German ID card - declared that he is not acting on his own behalf but in the name of and with a written power of attorney from

                                 Metallurg, Inc.

 a company duly incorporated and validly existing under the laws of the State of
   New York/USA, with its registered offices at 6 East 43rd Street, New York,
                              New York 10017, USA,

                                              - hereinafter referred to as "MI"-

                                       and

                         Metallurg Holdings Corporation,

 a company duly incorporated and validly existing under the laws of the State of
   New York/USA, with its registered offices at 6 East 43rd Street, New York,
                              New York 10017, USA,

                                             - hereinafter referred to as "MHC"-

                           hereinafter collectively referred to as the "Sellers"

       The first person appearing submitted two notarially certified powers of attorney dated Sept. 22, 2003 as evidence of his power of representation.

2) Dr. Nils Behling, German citizen, business address: Pempelforter Str. 50, 40211 Dusseldorf. The Second Person Appearing - identifying himself by his valid German ID card - declared that she is not acting on her own behalf but in the name and with a written power of attorney from




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                                      2/11



                           LAGO Vierundzwanzigste GmbH

           a company organized and existing under the laws of Germany, having its registered offices at Dusseldorf,
                           Federal republic of Germany
         registered with the commercial register local court Dusseldorf, under HRB 48286

                                          - hereinafter referred to as "Buyer" -

       The second person appearing submitted the power of attorney dated September 25, 2003 as evidence of his power of representation.

The notary satisfied himself that the persons appearing have sufficient command of the English language and declared that he himself has sufficient command of the English language as well. The persons appearing waived their right to have this deed translated into the German language.


The Persons Appearing - acting as indicated - then requested the notarization of the following:


                      SHARE PURCHASE AND TRANSFER AGREEMENT


WHEREAS:

(a)  The Sellers are the legal and beneficial owner of:

     (i)  all shares in the share capital of:

          Elektrowerk Weisweiler GmbH, a company with limited liability, organized and existing under the laws of the Federal Republic of Germany, with its registered offices at Durener Strasse, 52249 Eschweiler-Weisweiler, Federal Republic of Germany (the "German Company");

          and

     (ii) 40,132,000 shares in the share capital of

          Turk Maadin Serketi A.S., a company with limited liability, organized and existing under the laws of the Turkey, having its registered seat and with offices at Cemi Topuzlu cad. Fuat Pasa sok. Dalyan Konut Sitesi, A Blok Daire 12 Kat: 5 34726, Fenerbahce-Istanbul, Turkey (the "Turkish Company");




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                                      3/11




     The German Company and the Turkish Company are collectively referred to as the "Companies", and each of them as a "Company".

(b)  The share capital of the Companies is composed as follows:

     (i) the German Company's share capital is divided into three (3) ordinary share having a total nominal value of DEM 15,000,000.00, being one share with a nominal value of DEM 14,100,000.00 owned by MHC, and two shares with a nominal value of DEM 600,000.00 and DEM 300,000.00, respectively, owned by MI (the "German Shares");

     and

     (ii) the Turkish Company's share capital amounts to TL 203,200,000,000. 40,132,000 shares (i.e. 98.75 %) are owned by MI having a nominal value of TL 200,660,000,000 (the "Turkish Shares"). 507,996 shares are owned by the Turkish Company's director Selahattin Aydiner, having a total nominal value of TL 2,539,980,000 and 1 share each with a value of TL 5,000 is owned by the directors Muammer Pancer, Nurettin Cicek, Sinasi Eskikaya, Mustafa Yeniceri (collectively the "Director's Shares);


     The German Shares and the Turkish Shares are collectively referred to as the "Shares";

(c)  The Turkish Company is the legal and beneficial owner of :

     - 99% of the existing shares in Metal Ve Maden IC ve Dis Pazarlama Ticaret Limited Sirketi, a company with limited liability, organized and existing under the laws of Turkey, having its registered offices at Cemi Topuzlu cad. Fuat Pasa sok. Dalyan Konut Sitesi, A Blok Daire 12 Kat: 5 34726, Fenerbahce-Istanbul, Turkey

     - 74% of the existing shares in Oren Madencilik, a dormant company with limited liability, organized and existing under the laws of Turkey, having its registered offices at Cemi Topuzlu cad. Fuat Pasa sok. Dalyan Konut Sitesi, A Blok Daire 12 Kat: 5 34726,
          Fenerbahce-Istanbul, Turkey,

     (collectively the "Subsidiaries");

(d) The Sellers wish to sell and transfer the Shares to the Buyer and the Buyer wishes to purchase and acquire the Shares from the Sellers, subject to the terms and conditions as presented in this Agreement:


IT IS AGREED AS FOLLOWS:




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                                      4/11



ARTICLE 1     SALE AND PURCHASE OF THE SHARES

1.1    Sale and Purchase of the Shares

       Subject to the terms and conditions set out in this Agreement, the Sellers hereby sell and agree to transfer the Shares with all ancillary rights and all existing certificates to the Buyer and the Buyer hereby purchases and agrees to accept the transfer of Shares from the Sellers.

1.2    Transfer of the Shares

       With legal effect as of the date when all stipulations and conditions set forth below under section 2.2 and 2.3 of this Agreement, including, but not limited to, due payment of the Purchase Price, have duly and cumulatively be fulfilled and complied with (the "Closing Date") the following acts of transfer are/will be performed for each of the following Share(s):

1.2.1  German Shares

(a)    The Seller hereby assigns and transfers to the Buyer the German Shares.

(b)    The Buyer accepts the assignment and transfer of the German Shares.

(c) The assignment and the transfer is carried out with effect as of the Closing Date.

(d) All profits/losses related to the German Shares for the current fiscal year shall accrue to the Buyer. The same applies mutatis mutandis to profits/losses of the previous fiscal years if they have not yet been distributed (i.e. profits/losses carried forward or of previous fiscal years for which resolutions pertaining to their appropriation have not been adopted).

(e) The formal approval of the shareholders regarding any disposals of shares in the German Company which is required pursuant to section 5 of the German Company's Articles of Association is explicitly waived based on the fact that the Sellers are the sole shareholders of the Company.

1.2.2  Turkish Shares

(a)    The Seller hereby assigns and transfers to the Buyer the Turkish Shares.

(b)    The Buyer accepts the assignment and transfer of the Turkish Shares.




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                                      5/11




(d) All profits/losses related to the Turkish Shares for the current fiscal year shall accrue to the Buyer. The same applies mutatis mutandis to profits/losses of the previous fiscal years if they have not yet been distributed (i.e. profits/losses carried forward or of previous fiscal years for which resolutions pertaining to their appropriation have not been adopted).

1.3 Service Agreements (Handelsvertretervertrage) between Elektrowerk Weisweiler GmbH and Metallurg Group Companies

       No formal written service agreements (Handelsvertretervertrage) exist between

       - London & Scandinavian Metallurgical Company Ltd., Rotherham, U.K.,

       - Shieldalloy Metallurgical Corporation, Newfield, N.J., U.S.A.

       - Metallurg South Africa (Pty.) Limited, Germiston, Gauteng, South Africa

       - Metallurg (Canada) Ltd., Burlington, Ontario, Canada

       and Elektrowerk Weisweiler GmbH. Other existing intercompany agreements will be fulfilled as contracted.

1.4    Further actions

       The Parties shall undertake all further actions and steps as may be necessary and/or expedient to evidence and effectuate the transactions described herein and all other actions necessary and/or expedient to transfer the Shares on the Closing Date and to fulfill all obligations set forth in 1.3 above.


ARTICLE 2    PURCHASE PRICE/PAYMENT STIPULATIONS

2.1 The purchase price for the Shares amounts to a total sum of US dollars 10,000,000.00 (in words: US dollar ten million) (the "Purchase Price"), comprising:

       - US Dollars 7,500,000.00 (in words: US Dollar seven million five hundred thousand) for the German Shares;

         and

       - US Dollars 2,500,000.00 (in words: US Dollar two million five hundred thousand) for the Turkish Shares;

2.2 Payment of the Purchase Price shall be specifically subject to the due and cumulative fulfillment of the following conditions precedent (the "Conditions Precedent"):

       - the German Company and Shieldalloy Metallurgical Corporation, a corporation with seat in Newfield, NJ 08344, USA (hereinafter referred to as "SMC") having duly entered into and executed a separate asset purchase and transfer agreement (the "Asset Purchase Agreement") enclosed herewith as Exhibit 2.2, to which the Parties specifically make reference;




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                                      6/11



       - Fleet National Bank duly granting in writing the consent to the sale and transfer of the Shares from Sellers to the Buyer, evidence of such written consent to be provided by the Sellers to the Buyer.

2.3 The Purchase price shall be effected by the Buyer on September 30, 2003, to the Seller's bank account no. 551 60474 at Fleet National Bank, 100 Federal Street, Boston, MA 02110, USA, (the "Seller's Account"), however only if the Conditions Precedent have duly been fulfilled.

2.4 If the Buyer defaults on its payment duties pursuant to 2.2 above, an interest at a rate of 7.5 percent per annum shall be charged from the due date. Further claims shall be excluded.

2.5 As soon as the full amount has been received on the Sellers' Account, the Seller shall confirm in writing to the Buyer the due receipt of the Purchase Price.


ARTICLE 3     SELLER'S DECLARATIONS REGARDING AGREED FEATURES
              (BESCHAFFENHEITSVEREINBARUNGEN)

The Sellers hereby declare to the Buyer that the following agreed features (Beschaffenheits-vereinbarungen) set forth herein (the "Agreed Features") are true and accurate as of the Closing Date to the extent otherwise set forth herein. If and as far as it depends below on the Seller's knowledge, the Sellers have constructive knowledge through the Managing Directors of the Companies.

3.1 The statements in this Agreement, including its preamble, regarding the Seller and the Companies are complete, true and correct.

3.2 The Companies have been legally incorporated and are validly existing and organized under the respective applicable laws.

3.3 There are no shareholder resolutions which modify the Companies' articles of association in force and which have not been registered with the commercial register nor any additional agreements regarding the constitution and organization of the Companies. No insolvency or composition or equivalent proceedings have been opened in any jurisdiction in respect of the Companies; the Companies are not over-indebted.

3.4 The Shares are validly issued and fully paid-up; no repayments of share capital (Stammeinlagen) (including hidden repayments) have been made. The Shares are free and clear from all encumbrances, including but not limited to any rights of pledge, charge, mortgages, liens, attachments, claims, usufruct or any insurances thereof, option rights and rights of first refusal, and other rights created in favor of third parties except the pledge of the Shares in favor of the Land Nordrhein-Westfalen, which will be released immediately.

3.5 The respective Shares constitute the entire issued and outstanding share capital of the respective Company which is each fully paid up and has in no way been repaid; no hidden profit distributions have been made.




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                                      7/11


3.6 The Sellers are the legal and beneficial owner of the Shares and no other persons or companies other than the Sellers hold any shares in the Companies, save, however, the Director's Shares with regard to the Turkish Company. The Sellers declare that they require the prior consent from Fleet National Bank (the "Bank") to transfer and dispose of the Shares (cf. section 2.2 Conditions Precedent) and that they have duly informed the Bank of the intended disposal and transfer to the Buyer.

3.7 Except for the Subsidiaries, the Companies have no subsidiaries, hold no interests in any other companies and are not obliged to acquire such interests other than stated in this Agreement.

3.8    The Companies own real property or rights equivalent to real property:

a)     The German Company owns the real property located at

       Durener Strasse
       Eschweiler Weisweiler
       Grundbuch (Land Register):Weisweiler
       Blatt 0167.


b)     The Turkish Company owns the real property located at

       Maslak Office Space - 7th, 8th and 9th floors in Section 2, Block 10, Plot 7, Eski Buyukdere Cad., Sisli, Istanbul.

       Demirkoy (Hamdibey) - Section E19B-17D-2, Block 242, Plots 30, 31 and 32.

       Gocek (Beldibi) - Section 50L-11c-1 and 50L-111b-1, Plot 1278 Gocek (Iskele) - Section 50L.2A.2, Plot 1391
       Gocek (Kocamese) - Section 14, Plots 1979 and 1980

       Oren (Yali) - Section N19C.25b.D, Plots 3885 and 3886
       Oren (Yali) - Section N19.c25.b.d, Plot 3917
       Oren (Yali) - Section N19C25AC, Plot 1010

       Kavak (Koyici Maden) - Section 127.a.09.a4, Block 136, Plots 4 and 7 Kavak (Kiringedik) - Section 127.a.09.a, Block 103, Plot 7
       Kavak (Koyici) - Section 127.a.09a, Block 118, Plot 179

       Sazak (Istasyon) - Section 44, Plots 1110 and 1111
       Sazak (Istasyon) - Section 38, Plot 892

       Uzunoluk (Tavas) - Block 179, Plot 17.


3.9 The Companies' business and the Companies' operating systems were set up while observing all applicable legal regulations and official orders. Neither its operation nor the Companies' business nor their products or services violate applicable legal regulations or




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                                      8/11



       official orders. The Companies possess all official permits which are required for the execution and continuation of the current business of the Companies. These permits will not be revoked or limited in the future to the best of the Sellers' knowledge.

3.10 Since December 31, 2002 the courses of the Companies' ordinary business have only been conducted with prudent business practice and generally in the same way as before; no fundamental disadvantages with respect to the business operation and/or the net value, financial position and earning situation or with respect to important assets or agreements of the Companies have resulted. No profit distributions, including provisional and hidden distribution, have been made since December 31, 2002, nor have any hidden reserves been dissolved or withdrawn except for during the course of ordinary business.

3.11 The Companies have duly drawn up in full and filed within the stipulated deadlines the tax declarations and preliminary tax returns and made the advance tax payments as well as preliminary tax returns and advance tax payments regarding other general public taxes of any type which the Company owes and those general public taxes, for which the Company is liable, especially contributions, fees and customs duties, foreign fees, additional fiscal payments in the sense of sec. 3 German General Tax Code (Abgabenordnung - AO), and additional foreign fiscal payments - including but not limited to withholding income tax on wages and salaries and including, but not limited to, default fines, default interest, default penalties and other liabilities connected to taxes before the Closing Date -, social insurance contributions and other general public taxes of any type which the Companies owe and such contributions, for which the Companies are liable (collectively the "Taxes and Contributions") and drawn up in full and filed within the stipulated deadlines all other legally necessary declarations to the competent authorities. The Companies have paid all Taxes and Contributions including advance payments and additional payments when they became due before the Closing Date; if and as far as they were not due before December 31, 2002, they are shown as liabilities or as reserves in the respective corresponding amounts in the Companies' financial statements as of December 31, 2002, irrespective of whether these liabilities and/or obligations already existed or were known when the above financial statements were drawn up. The Companies have withheld all retainable Taxes (retainable tax amounts) and Contributions and forwarded them to the competent recipient when they became due as well as paid all additional fiscal payments, taxes for which they are liable and fines.

       The Companies have not before the Closing Date made any hidden profit distribution to the shareholders or affiliated persons and/or companies in the sense of 'SS' 15 et seq., AktG, which hidden profit distribution would lead to tax disadvantages.

       The Companies are currently not involved in any disputes or audits regarding Taxes and Contributions with the competent tax authorities and social security authorities.

3.12 The provisions 3.1 until 3.11 above apply accordingly to the Subsidiaries.

The Sellers and the Purchaser are in agreement that the above declarations regarding the Agreed Features are neither a guarantee (Garantie) nor an express warranty (zugesicherte Eigenschaft) within the meaning of the new 'SS''SS' 443 Sec. 1, 444 German Civil Code (BGB).




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                                      9/11



The Sellers do not grant any representation or warranty. Therefore, any liability of the Seller for a breach of representations and warranties whatsoever, contractual, statutory or otherwise, other than for a breach of the Agreed Features shall be excluded. Any rights or claims of the Buyer for rescission (Rucktritt) or challenge (Anfechtung) of this Agreement or any other release from this Agreement, based on statutory or any other legal grounds whether or not relating to matters or factual circumstances covered by the Agreed Features as well as all other statutory claims, including but without limitation, such for a reduction of the Purchase Price (Minderung) and a subsequent performance (Nacherfullung), shall be excluded to the extent expressively agreed upon hereinafter legally possible.


ARTICLE 4    LEGAL CONSEQUENCES

4.1 Should it turn out that one or more of the Agreed Feature(s) is/are untrue, the Buyer or on the Buyer's choice the Companies can demand that the Sellers restore within an appropriate deadline, but at the latest within a period of four (4) weeks following receipt of the Buyer's request, the state which would have existed if the Agreed Feature(s) had been true and complete (restitution in kind / Naturalrestitution). Setting the deadline can be waived if it is not possible for the Seller to restore the state pursuant to the Agreed Features or if it refuses to do so. If setting the deadline can be waived or if the Sellers fail to restore the state pursuant to the Agreed Features within the deadline set, the Sellers shall, by paying monetary damages in lieu of performance (Schadensersatz in Geld) only, place the Buyer or, depending on the Buyer's choice, the Companies in a position, in which the Buyer and/or the Companies would have been if the Agreed Feature(s) had been true and/or complete. Payments according to sentence 3 of this section shall reduce the Purchase Price.

4.2 Except for the stipulations of the following subsection 4.3, all claims of the Buyer pursuant to 4.1 in connection with 3.1 until 3. 9 are subject to a statute of limitations of two (2) years. In deviance therefrom, a statute of limitations of ten (10) years shall apply to defects of title on the sold Shares. The respective statutes of limitations shall commence as of the Closing Date - with the exception of the Buyer's claims pursuant to 4.1 in connection with 3.11.

4.3 A statute of limitations of twelve (12) months shall commence for claims of the Buyer pursuant to 4.1 in connection with 3.11 after the submission of a final, incontestable tax assessment notice or of another incontestable demand for payment of the Taxes and Contributions concerned as well as additional payments thereof and for the respective assessment period concerned; this does not apply to cases of tax evasion and the failure to pay taxes due to negligence.

       The Buyer shall insure that the Companies give the Sellers and its consultants, who are under professional duty to maintain confidence, an opportunity to participate in any external tax audit relating to periods prior to the Closing Date. The Buyer shall ensure that the Companies inform the Sellers without undue delay of the notification and commencement of such audits.

4.4 The statute of limitations for the Buyer's claims arising from this Agreement is halted if the Buyer's claim concerned is made to the Sellers in writing and stating the grounds before the




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                                     10/11



       expiration of the respective statute of limitations. The statutory regulations shall otherwise apply with respect to the halting of the statutes of limitations.

4.5. All claims and rights of the Buyer due to defects of Agreed Features are excluded beyond the regulations in the above Article 3 of this Agreement and in this Article 4. The above regulations for defects are complete. In any case the Buyer does not have a right to rescind from this Agreement or any other right to withdraw from this Agreement.

4.6. The above ciphers 4.2 through 4.5 shall apply accordingly in the event that the Company is entitled to a claim in the sense of the above cipher 1.

4.7. The Parties may withdraw from this Agreement by giving written notice to each other if the Closing Date shall not have occurred on or before 30. September 2003 by reason of the failure of fulfilment of the Conditions Precedent set forth under section 2.2 above.

ARTICLE 5    CONTINUATION OF THE BUSINESS UNTIL THE CLOSING DATE

The Sellers are obliged to ensure that the Companies conduct their business exclusively in the ordinary course and with prudent business practice only through the Closing Date to the same extent as in the past. In the above period there shall be no fundamental modifications to the business, no usual or abnormal agreements or obligations shall be entered into or otherwise justified and/or sales take place and no agreements or obligations, as well as with affiliated companies, shall be entered into, unless these have been individually coordinated with the Buyer and the Buyer has granted its consent hereto in advance.


ARTICLE 6    COSTS AND EXPENSES

Each Party shall bear the fees and costs of its advisors due in connection with the preparation, consummation and execution of this Agreement. The Buyer shall bear all fees for the notarization of this Agreement.


ARTICLE 7    APPLICABLE LAW AND JURISDICTION

This Agreement is governed by German law. Any dispute arising out of or in connection with this Agreement shall be brought before the competent Court in Dusseldorf.


ARTICLE 8    SEVERABILITY

In the case that a provision of this Agreement shall be or shall become invalid or unenforceable, the Parties are obliged to negotiate and agree to an alternative to such void provisions which as nearly as possible reflects the same commercial result as the deemed invalid or unenforceable provisions. The same shall apply if a loophole is contained which requires a regulation. This shall also apply if the invalidity of a provision stems from the scale of performance or of time. In this case, the legal scale shall be applied. The Sellers and the Purchaser hereby agree that as soon as





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                                     11/11


legal certainty (Rechtssicherheit) will be exist that a provision of this Agreement concerning the new 'SS''SS' 444 German Civil Law ("BGB") shall be or shall become invalid or unenforceable, the Parties are obliged to negotiate and agree to an alternative to such void provisions which as nearly as possible reflects the same commercial result as the deemed invalid or unenforceable provisions.

The First Person Appearing declared: The Companies own real property as described in Section 3.8.

The Notary Public is hereby requested to notify the Company of the transfer of the Shares pursuant to 'SS' 16 GmbHG (German Act on Companies with Limited Liability).

The Notary Public informed the Persons Appearing that on receipt of the Company's Shares the Buyer as well as the Sellers is unlimitedly liable for contributions not paid by the Sellers.

This deed was read aloud to the Persons Appearing by the Notary Public, was approved by the Persons Appearing and was personally signed by the Persons Appearing and the Notary Public as follows:

Basel, this 29th day of September 2003
A. Prot. 115/2003



                                  /s/ Dietrich F. Kessel

                                  /s/ Nils Behling

                                  /s/ Etienne Petitpierre

                      SHARE PURCHASE AND TRANSFER AGREEMENT

                                 EXHIBIT 2.2

                                                                  Sept. 26, 2003



                            ASSET PURCHASE AGREEMENT



between


Elektrowerk Weisweiler GmbH
with place of office at Eschweiler-Weisweiler, Federal Republic of Germany registered with the commercial register local court Aachen, under HRB 11186

                                                      (hereinafter the "Buyer")

and


Shieldalloy Metallurgical Corporation
with place of office at Newfield, NJ 08344
USA

                                                     (hereinafter the "Seller")


                                    Preamble

    1) The Seller is a company engaged in production and marketing of high-quality ferrous alloys and specialty metal products. The Buyer is a company engaged in producing special grades of low carbon ferrochrome.

    2) The Seller has originally purchased from the Buyer certain stocks as described in more detail in Exhibit 1 to this Agreement (hereinafter the "Stocks"). The Stocks have originally been delivered to the warehouses described in more detail in the spreadsheet together with warehouse list attached hereto as Exhibit 2.

    3) Good and valid title to the Stocks has passed from the Buyer to the Seller.


    4) The Buyer has an outstanding receivable against the Seller in an amount of USD 4,458,357.45 (the "Receivable").

    5) The Buyer is interested in repurchasing the complete Stocks from the Seller and the Seller is interested in selling back the complete Stocks to the Buyer.

                                                                  Sept. 26, 2003




Now, therefore, the parties agree to the following:


                              I. Purchase and Sale

    1. Subject to the terms and conditions contained herein, the Seller hereby sells to the accepting Buyer that part of the Stocks, to which the Seller still has good and valid title and transfers possession of same to the accepting Buyer together with all related claims against the warehouses set forth in Exhibit 1 and 2 of this Agreement (the "Transferred Stocks"). Sale and transfer shall become effective immediately upon signing this Agreement.

    2.   The purchase price for the Transferred Stocks shall be USD
         4,905,012.94.

    3. The Parties expressly declare and agree that the Receivable and the Purchase Price are hereby set off against each other.

    4. In case that at the time of signing this Agreement there should be a shortfall in value between the Purchase Price and the Receivable to the Buyer's detriment, the Seller will, without undue delay, pay in cash to the Buyer the amount of the shortfall. The same shall apply mutatis mutandis should there be a shortfall to the Seller's detriment.

    5. The Parties acknowledge that the Seller has, or may create after the signing of this agreement with the approval of the Buyer, outstanding commitments to supply customers with low carbon ferrochrome. Buyer agrees to sell and deliver the stocks required by the Seller to meet such commitments as they are required. To the extent that such stocks are supplied from the Transferred Stocks, the applicable purchase price shall be the same as used in the calculation of the Purchase Price under Paragraph 2 of this Section I.


                                II. Miscellaneous

    1. This Agreement is subject to the laws of the Federal Republic of Germany excluding private international law. The court of venue is Dusseldorf, Federal Republic of Germany.

    2. If any provisions of this Agreement should not be legally valid either in part or in full or if there should be an omission in the Agreement, the validity of the other provisions shall not be affected hereby. Instead of the invalid provision or in order to fill in an omission such regulation shall come into effect, which comes closest to what the parties intended or would have intended pursuant to the spirit and purpose of this Agreement if they had originally considered this issue.

                                                                  Sept. 26, 2003



                         Weisweiler, September 26, 2003
                         ------------------------------
                                   Place, Date




                              /s/ J. Schalamon               /s/ C. Schneider
                         -----------------------------     ---------------------
                          Elektrowerk Weisweiler GmbH
represented by             J. Schalamon           and         C. Schneider
                         Managing Director                Head of Administration




                          Newfield, September 26, 2003
                          ----------------------------
                                   Place, Date




                               /s/ Joe T. Diegel
                      ---------------------------------------
                      Shieldalloy Metallurgical Corporation
represented by                    Joe T. Diegel
                                  Vice President

                            ASSET PURCHASE AGREEMENT
                                    EXHIBIT 1

                         2nd Item                                    Lot                 Unit    Inventory
Branch Plant  B/P Class  Number       Description                   Number      QOH      Cost     Value $
         8025 F700       101135     LC Ferrochrome Pwd 50x325      53543-01     21,707  1.0577     22,959.49
         8025 F700       101135     LC Ferrochrome Pwd 50x325      52773-02        501  1.0577        529.91
         8025 F700       101135     LC Ferrochrome Pwd 50x325      53879-01        163  1.0577        172.41
         8025 F708       100416     LC Ferrochrome .025%C  4 x 8M  53742-03      3,000  0.7951      2,385.30
         8025 F708       100416     LC Ferrochrome .025%C  4 x 8M  53855-00     10,180  0.7951      8,094.12
         8025 F708       100416     LC Ferrochrome .025%C  4 x 8M  54059-11    373,529  0.7951    296,992.91
         8025 F708       100421     LC Ferrochrome .025%C  4 x 8M  53742-49      4,000  0.8750      3,500.00
         8025 F708       100422     LC Ferrochrome .025%C  4 x 8M  54059-45     44,000  0.8500     37,400.00
         8025 F708       100416     LC Ferrochrome .025%C  4 x 8M  54121-00    881,848  0.7934    699,658.20
         8025 F708       100438     LC Ferrochrome .05%C  4 x 1    54060-54     28,000  0.6610     18,508.00
         8025 F708       100450     LC Ferrochrome .05%C  4 x 8M   54060-00    111,319  0.6809     75,797.11
         8025 F708       100450     LC Ferrochrome .05%C  4 x 8M   53982-02      1,699  0.6809      1,156.85
         8025 F708       100454     LC Ferrochrome .05%C  4 x 8M   54060-53     36,000  0.6560     23,616.00
         8025 F708       100450     LC Ferrochrome .05%C  4 x 8M   54122-00    440,920  0.6851    302,074.29
         8025 F708       100507     LC Ferrochrome N molten 4x8M   54078-00     11,023  1.5212     16,768.19
         8025 F708       100507     LC Ferrochrome N molten 4x8M   53986-00      2,757  1.5212      4,193.95
         8025 F708       102187     LC Ferrochrome .015%C 4 x 8M   53441-03        160  1.1140        178.24
         8025 F708       102187     LC Ferrochrome .015%C 4 x 8M   53441-02     22,760  1.1140     25,354.64
         8025 F708       102187     LC Ferrochrome .015%C 4 x 8M   53441-04        180  1.1140        200.52
         8025 F708       106211     LC Ferrochrome .04%C  4 x 8M   53904-08     44,092  0.7012     30,917.31
         8025 F708       106440     LC Ferrochrome .04%C  4 x 8M   54123-00    220,460  0.6816    150,265.54
         8025 F718       100518     LC LN LSi FeCr(Gr. 1) 4 x 8M   53936-51     12,000  0.9960     11,952.00
         8025 F718       100518     LC LN LSi FeCr(Gr. 1) 4 x 8M   53936-50     12,000  0.9960     11,952.00
         8025 F718       100519     LC LN LSi FeCr(Gr. 1) 4 x 8M   53936-00      3,980  1.0510      4,182.98
         8025 F718       100519     LC LN LSi FeCr(Gr. 1) 4 x 8M   54062-00    434,040  1.0510    456,176.04
         8025 F718       100521     LCLNLSi FeCr 4x8M Cartech 1    54124-00    440,920  1.0523    463,980.12
         8025 F718       100525     LCLNLSi FeCr 4x8M Cartech 2    54063-00    383,560  1.0483    402,085.95
         8025 F718       100526     LC LN LSi FeCr Grd. 2 - 4 x 8M 53828-00     24,080  1.0213     24,592.90
         8025 F718       100529     LC LN LSi FeCr Grd. 2 - 4 x 8M 53828-47     16,000  1.0280     16,448.00
         8025 F718       102153     LCLNLSi FeCr 4x8M Allvac 1     53908-08    132,300  1.0336    136,745.28
         8025 F718       102154     LCLNLSi FeCr 4x8M Allvac 1     53908-50     48,000  1.0590     50,832.00
         8025 F718       102154     LCLNLSi FeCr 4x8M Allvac 1     53908-51    132,000  1.0590    139,788.00
         8025 F718       102155     LCLNLSi FeCr 4x8M Allvac 2     53934-00    639,660  1.0471    669,787.99
         8025 F718       102156     LCLNLSi FeCr 4x8M Allvac 2     53934-48     20,000  1.0340     20,680.00
         8025 F718       102156     LCLNLSi FeCr 4x8M Allvac 2     53934-47     68,000  1.0340     70,312.00
         8025 F718       105307     LC LN LSi FeCr Grd. 2 - 4 x 8M 53828-00      3,000  1.2400      3,720.00
         8025 F718       105456     LCLNLSi FeCr(Huntng.) 4 x 8M   53935-00     99,720  1.0406    103,768.63
         8025 F718       105456     LCLNLSi FeCr(Huntng.) 4 x 8M   54061-00    220,160  1.0406    229,098.50
         8025 F718       105456     LCLNLSi FeCr(Huntng.) 4 x 8M   53415-00        160  1.0406        166.50
         8025 F718       105457     LCLNLSi FeCr(Huntng.) 4 x 8M   53415-45     12,000  1.1513     13,815.60
         8025 F718       105457     LCLNLSi FeCr(Huntng.) 4 x 8M   53935-47     32,000  1.1513     36,841.60
         8025 F718       105621     LC LN LSi FeCr(Gr. 1) 4 x 8M   54062-45      6,000  1.2400      7,440.00
         8025 F812       105340     LC FeCr Normal Grade  4 x 1/2  53165-12     17,650  0.1280      2,259.20
         8025 F812       105341     LC FeCr Normal Grade  4 x 1/2  53165-60      4,000  0.1280        512.00
8025 Total                                                                   5,019,528          4,597,860.27
         8085 F708       100395     LC Ferrochrome .015%C 4 x 8M   53441-45      4,000  1.1433      4,573.20
         8085 F708       100395     LC Ferrochrome .015%C 4 x 8M   53441-02      8,000  1.1433      9,146.40
         8085 F708       100421     LC Ferrochrome .025%C 4 x 8M   53855-45      8,000  0.8760      7,008.00
         8085 F708       100422     LC Ferrochrome .025%C 4 x 8M   53855-00     12,000  0.8585     10,302.00
         8085 F708       100454     LC Ferrochrome .05%C  4 x 8M   53547-00      8,000  0.6043      4,834.40
8085 Total                                                                      40,000             35,864.00
         8120 F708       100416     LC Ferrochrome .025%C  4 x 8M  52506-11      8,567  0.8601      7,368.48
         8120 F708       100417     LC Ferrochrome .025%C  4 x 8M  52506-11      2,746  0.9000      2,471.40
8120 Total                                                                      11,313              9,839.88
         8155 F708       100422     LC Ferrochrome .025%C  4 x 8M  53854-53     16,000  0.8507     13,611.20
8155 Total                                                                      16,000             13,611.20
         8165 F700       101135     LC Ferrochrome Pwd 50x325      53879-04     29,424  1.0577     31,121.76
8165 Total                                                                      29,424             31,121.76
         8200 F708       100454     LC Ferrochrome .05%C  4 x 8M   54060-48      4,000  0.6560      2,624.00
         8200 F708       100454     LC Ferrochrome .05%C  4 x 8M   54060-52     20,000  0.6560     13,120.00
         8200 F718       105621     LC LN LSi FeCr(Gr. 1) 4 x 8M   53936-49      3,000  1.2400      3,720.00
8200 Total                                                                      27,000             19,464.00
         8210 F708       100421     LC Ferrochrome .025%C 4 x 8M   53742-49      4,000  0.8750      3,500.00
8210 Total                                                                       4,000              3,500.00
         8220 F708       100421     LC Ferrochrome .025%C 4 x 8M   53713-00      8,000  0.8967      7,173.60
         8220 F708       100421     LC Ferrochrome .025%C 4 x 8M   53546-47      4,000  0.8967      3,586.80
         8220 F708       100454     LC Ferrochrome .05%C  4 x 8M   53547-53      4,000  0.6541      2,616.40
8220 Total                                                                      16,000             13,376.80
         8385 F700       101135     LC Ferrochrome Pwd 50x325      53879-05     40,446  1.0587     42,820.18
         8385 F718       102153     LCLNLSi FeCr 4x8M Allvac 1     53908-09    132,277  1.0399    137,554.85
8385 Total                                                                     172,723            180,375.03
                                                                             ---------          ------------
Grand Total                                                                  5,335,988          4,905,012.94
                                                                             =========          ============

    Warehouse Codes
    ---------------
    8025 - Ruckert Terminal              8200 - Rock Transfer
    8085 - Arrow Houston                 8210 - MG Warehouse
    8120 - RAM Terminals                 8220 - W. A. Woods
    8155 - S.H. Bell East Liverpool      8385 - In Transit (containers still
    8165 - Waco (Troy) Warehouse                on the water, all of which
                                                are bound for Rukert Terminal)

                            ASSET PURCHASE AGREEMENT

                                    EXHIBIT 2


Arrow Terminal
920 Mayo Shell Road
Houston, Tx 77547
(713) 673-6921    fax (713) 673-6944
Chris Morgan

M G Warehouse
9700 N Hurst St
Portland, Or 97217
(503) 283-4972   fax (503) 283-1590
Mark Gentamen

Ram Terminals
1 Fifth Street
New Kensington, Pa 15068
(724) 339-1011  fax (724) 339-4084
Jack Braun

Rock Transfer & Storage
7474 N Rockway Ct
Milwaukee, Wi 53224
(414) 355-3700  fax (414) 362-8095
Terry Hogan

Rukert Terminal
2021 S Clinton St
Baltimore, Md 21224
(410) 276-1013  fax (410) 276-5237
John Coulter

S H Bell
2217 Michigan Ave
E Liverpool, Oh 43920
(330) 385-5083  fax (330) 385-8120
Rusty Davis

Waco Warehouse
707 S Crawford
Troy, Oh 45373
(937) 339-7541  fax (937) 339-4827
Tim Arnett

W A Woods
10120 W Frontage Rd
South Gate, Ca 90280
(562) 927-1367  fax (562) 806-1859
Ron Benson